Exhibit 99.1 – News Release

Ritchie Bros. reports third quarter 2022 results

Robust service revenue growth of 15% outpaces strong 7% growth in GTV

VANCOUVER, November 7, 2022 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company”, “Ritchie Bros.”, “we”, “us”, or “our”) reported the following results for the third quarter, for the three months ended September 30, 2022.

(All figures are presented in U.S. dollars)

“I am proud of the efforts our teams have made across the organization to deliver strong financial performance in what continues to be an uncertain environment while also enhancing the customer experience through our growth strategies and making progress on our marketplace technology,” said Ann Fandozzi, CEO of Ritchie Bros.

In addition, Eric Jacobs, CFO of Ritchie Bros. added, “we are pleased with our continued strong financial performance in the quarter with our double digit service revenue, earnings per share and adjusted earnings per share growth.”

Third Quarter Financial and Business Metric Highlights1:

●	Gross transaction value (“GTV”)[1] increased 7% year-over-year to $1.4 billion or 10% year-over-year when excluding the impact of foreign exchange
●	Total revenue increased 25% year-over-year to $411.5 million
●	Service revenue increased 15% year-over-year to $246.7 million
●	Inventory sales revenue increased 43% year-over-year to $164.8 million
●	Net income increased 33% year-over-year to $42.9 million
●	Diluted earnings per share increased 31% year-over-year to $0.38 per share
●	Diluted adjusted earnings per share increased 18% year-over year to $0.53 per share
●	Adjusted EBITDA[1] increased 12% year-over-year to $102.5 million
●	Cash provided by operating activities was $263.9 million for the nine months ended September 30, 2022

1 For information regarding Ritchie Bros. use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release

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Financial and Operational Highlights

	Three months ended September 30,
			% Change
(in U.S. dollars $000's, except EPS and percentages)	2022	2021	2022 over 2021
GTV	$1,358,242	$1,270,258	7%
Service revenue	246,696	214,193	15%
Service revenue as a % of total GTV	18.2%	16.9%	130	bps

Inventory sales revenue	164,783	115,489	43%
Inventory return	17,530	12,496	40%
Inventory rate	10.6%	10.8%	(20)	bps

Net income attributable to stockholders	42,909	32,336	33%
Adjusted EBITDA	102,544	91,247	12%
Diluted earnings per share attributable to stockholders	$0.38	$0.29	31%
Diluted adjusted earnings per share attributable to stockholders	$0.53	$0.45	18%

GTV by Geography

	Three months ended September 30,
			% Change
(in U.S. dollars $000's, except percentages)	2022	2021	2022 over 2021

United States	$855,491	$798,725	7%
Canada	314,872	266,574	18%
International	187,879	204,959	(8)%
Total GTV	$1,358,242	$1,270,258	7%

For the third quarter:

●	GTV increased 7% year-over-year to $1.4 billion driven by a rebound in lot volumes and continued strong mix adjusted prices, partially offset by an unfavourable impact of foreign exchange and unfavorable asset mix. GTV increased 10% when excluding the impact of foreign exchange.

●	Service revenue increased 15% year-over-year, or 13% year-over year when excluding the impact of the SmartEquip acquisition, driven by solid contribution from both Auctions & Marketplace (“A&M”) and Other Services revenues. Service revenue as a percent of GTV increased 130 bps year-over-year to 18.2%.

●	Inventory return increased 40% year-over-year to $17.5 million due to higher volume of inventory deals, driven primarily by strategic accounts in the United States. Solid execution from the at-risk team drove a robust 10.6% inventory rate.

●	Net income increased 33% year-over-year to $42.9 million as a result of strong growth in operating income, higher interest income from a rise in interest rates and a lower effective tax rate.

●	Adjusted EBITDA increased 12% driven by total revenue growth of 25%, partially offset by an increase in selling, general & administrative expenses of 25%, and an increase in costs of services of 18%. Total costs increased primarily due to planned investment in growth initiatives, investments in marketplace technology, higher performance based compensation and inflation.

●	Total number of organizations activated on the Business Inventory Management System increased by 42% as compared to the second quarter of 2022.

●	Debt / net income was 2.1x for the twelve months ended September 30, 2022.

●	Adjusted net debt1 / adjusted EBITDA[1] was 0.5x at and for the twelve months ended September 30, 2022.

_____________________________

1 For information regarding Ritchie Bros. use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release

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Result by Segments

	Three months ended September 30, 2022
(in U.S. dollars $000's, except percentages)	A&M	Other	Consolidated
Commissions	$108,238	—	$108,238
Fees	85,689	52,769	138,458
Total service revenue	193,927	52,769	246,696
Inventory sales revenue	164,783	—	164,783
Total revenue	358,710	52,769	411,479
Ancillary and logistical service expenses	—	14,417	14,417
Other costs of services	24,601	2,503	27,104
Cost of inventory sold	147,253	—	147,253
Selling, general and administrative	116,337	16,856	133,193
Segment profit	$70,519	18,993	$89,512
Total GTV	1,358,242	N/A	N/A
A&M service revenue as a % of total GTV- Rate	14.3%	N/A	N/A

	Three months ended September 30, 2021
(in U.S. dollars $000's, except percentages)	A&M	Other	Consolidated
Commissions	$110,275	$—	$110,275
Fees	68,607	35,311	103,918
Total service revenue	178,882	35,311	214,193
Inventory sales revenue	115,489	—	115,489
Total revenue	294,371	35,311	329,682
Ancillary and logistical service expenses	—	11,433	11,433
Other costs of services	22,728	947	23,675
Cost of inventory sold	102,993	—	102,993
Selling, general and administrative	94,203	12,305	106,508
Segment profit	$74,447	$10,626	$85,073
Total GTV	1,270,258	N/A	N/A
A&M service revenue as a % of total GTV- Rate	14.1%	N/A	N/A

Auctions & Marketplace segment results:

●	A&M service revenue increased 8% year-over-year to $193.9 million with A&M take rate increasing 20 basis points to 14.3% driven by higher buyer fees implemented in early 2022, partially offset by lower straight commission rates from a higher volume of activity in strategic accounts in the United States.

●	Inventory sales revenue increased 43% year-over-year to $164.8 million primarily due to a higher mix of GTV contracted via inventory deals. This increase in mix was mainly seen within strategic accounts in the United States.

Other Services segment results:

●	Other Services total revenue increased 49% year-over-year to $52.8 million primarily due to stronger performance and execution in RBFS, the addition of SmartEquip, higher ancillary revenue driven by higher activity for value-added services, and strong growth in Rouse. Other service revenue increased 35% when excluding the impact of the SmartEquip acquisition.

●	RBFS revenue increased 47% year-over-year to $16.6 million driven in part by higher number of deals funded.

●	SmartEquip revenue of $5.2 million was recognized in the third quarter of 2022, which was its third full quarter since its acquisition in November 2021.

●	Ancillary and logistical service expenses increased 26% year-over-year to $14.4 million, in line with higher ancillary revenue which was driven in part by increased auction volume.

●	Other costs of services increased 164% year-over-year to $2.5 million mainly due to the acquisition of SmartEquip.

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Dividend Information

Quarterly dividend

On November 2, 2022, the Company declared a quarterly cash dividend of $0.27 per common share, payable on December 14, 2022 to stockholders of record on November 23, 2022.

Third Quarter 2022 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended September 30, 2022 at 5am Pacific time / 8am Eastern time / 1pm GMT on November 7, 2022. The replay of the webcast will be available through December 7, 2022.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, commercial transportation, agriculture, energy, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offering live auction events with online bidding; IronPlanet, an online marketplace with weekly featured auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Ritchie List, a self-serve listing service for North America; Mascus, a leading European online equipment listing service; Ritchie Bros. Private Treaty, offering privately negotiated sales; and sector-specific solutions GovPlanet, TruckPlanet, and Ritchie Bros. Energy. The Company’s suite of solutions also includes Ritchie Bros. Asset Solutions and Rouse Services LLC, which together provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip, an innovative technology platform that supports customers’ management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results and growth and value prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend”, or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should”, or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the duration and impact of the COVID-19 pandemic on the Company’s operations, the operations of customers, and general economic conditions, including inflation, rising interest rates and foreign exchange rate fluctuation; the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate acquired companies, and to receive the anticipated benefits of such acquisitions; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and our subsequent quarterly reports on Form 10-Q, which are available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

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Key Operating Metrics

We regularly review a number of metrics, including the following key operating metrics, to evaluate our business, measure our performance, identify trends affecting our business, and make operating decisions. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our operational strategies.

We define our key operating metrics as follows:

Gross Transaction Value: Represents total proceeds from all items sold at the Company’s auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

Inventory return: Inventory sales revenue less cost of inventory sold.

Inventory rate: Inventory return divided by inventory sales revenue.

Inventory Management System activations: Number of organizations activated on IMS. An organization is considered activated on IMS when a customer has signed an annual multi-channel contract and has an IMS instance setup to allow for equipment to be directed to one of our transaction solutions digitally.

Bids per lots sold: Each bid is completed electronically through our real-time online bidding system. A lot is defined as a single asset to be sold, or a group of assets bundled for sale as one unit. This metric calculates the total number of bids received for a lot divided by the total number of lots sold. This metric excludes GovPlanet transactions.

Total lots sold: A single asset to be sold, or a group of assets bundled for sale as one unit. Low value assets are sometimes bundled into a single lot, collectively referred to as “small value lots”. This metric excludes GovPlanet transactions.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – Third Quarter

(in U.S. dollars $000’s, except share, per share amounts and percentages)

(Unaudited)

	Three months ended September 30,
			% Change
	2022	2021	2022 over 2021
GTV	$1,358,242	$1,270,258	7%
Revenue:
Service revenue	$246,696	$214,193	15%
Inventory sales revenue	164,783	115,489	43%
Total revenue	411,479	329,682	25%
Operating expenses:
Costs of services	41,521	35,108	18%
Cost of inventory sold	147,253	102,993	43%
Selling, general and administrative	133,193	106,508	25%
Acquisition-related costs	2,031	10,255	(80)%
Depreciation and amortization	24,290	21,907	11%
Foreign exchange (gain) loss	(430)	360	(219)%
Total operating expenses	347,858	277,131	26%
Gain on disposition of property, plant and equipment	333	1,068	(69)%
Operating income	63,954	53,619	19%
Interest expense	(9,199)	(8,807)	4%
Change in fair value of derivatives, net	—	—	—%
Other income, net	2,866	602	376%
Income before income taxes	57,621	45,414	27%
Income tax expense	14,697	13,057	13%
Net income	$42,924	$32,357	33%
Net income attributable to:
Stockholders	$42,909	$32,336	33%
Non-controlling interests	15	21	(29)%
Net income	$42,924	$32,357	33%
Earnings per share attributable to stockholders:
Basic	$0.39	$0.29	34%
Diluted	$0.38	$0.29	31%
Weighted average number of share outstanding:
Basic	110,838,237	110,410,172	0%
Diluted	112,209,535	111,391,396	1%

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Condensed Consolidated Balance Sheets

(in U.S. dollars $000’s, except share data)

(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$438,771	$326,113
Restricted cash	76,303	102,875
Trade and other receivables	307,409	150,895
Less: allowance for credit losses	(3,963)	(4,396)
Inventory	101,302	102,494
Other current assets	27,512	64,346
Income taxes receivable	6,523	19,895
Total current assets	953,857	762,222

Restricted cash	—	933,464
Property, plant and equipment	444,538	449,087
Other non-current assets	147,900	142,504
Intangible assets	323,228	350,516
Goodwill	946,770	947,715
Deferred tax assets	6,281	7,406
Total assets	$2,822,574	$3,592,914

Liabilities and Equity
Auction proceeds payable	$441,439	$292,789
Trade and other liabilities	266,139	280,308
Income taxes payable	38,678	5,677
Short-term debt	1,630	6,147
Current portion of long-term debt	4,296	3,498
Total current liabilities	752,182	588,419

Long-term debt	633,048	1,733,940
Other non-current liabilities	137,228	147,260
Deferred tax liabilities	60,916	52,232
Total liabilities	1,583,374	2,521,851

Commitments and Contingencies
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and
outstanding shares: 110,870,783 (December 31, 2021: 110,618,049)	239,141	227,504
Additional paid-in capital	81,937	59,535
Retained earnings	1,028,096	839,609
Accumulated other comprehensive loss	(110,372)	(55,973)
Stockholders' equity	1,238,802	1,070,675
Non-controlling interest	398	388
Total stockholders' equity	1,239,200	1,071,063
Total liabilities and equity	$2,822,574	$3,592,914

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Condensed Consolidated Statements of Cash Flows

(in U.S. dollars $000’s)

(Unaudited)

	Nine months ended September 30,
	2022	2021
Cash provided by (used in):
Operating activities:
Net income	$274,436	$121,277
Adjustments for items not affecting cash:
Depreciation and amortization	72,813	64,912
Share-based payments expense	31,396	23,306
Deferred income tax expense	7,887	2,228
Unrealized foreign exchange (gain) loss	(5,340)	(98)
Gain on disposition of property, plant and equipment	(170,499)	(1,311)
Loss on redemption of the 2021 Notes	4,792	—
Amortization of debt issuance costs	3,104	2,155
Amortization of right-of-use assets	13,929	9,458
Change in fair value of derivatives	(1,263)	—
Other, net	2,824	2,253
Net changes in operating assets and liabilities	29,827	79,938
Net cash provided by operating activities	263,906	304,118
Investing activities:
Acquisitions, net of cash acquired	(63)	728
Property, plant and equipment additions	(26,279)	(6,984)
Proceeds on disposition of property, plant and equipment	165,190	1,667
Intangible asset additions	(28,225)	(25,601)
Issuance of loans receivable	(7,027)	(2,622)
Repayment of loans receivable	4,744	436
Net cash provided by (used in) investing activities	108,340	(32,376)
Financing activities:
Dividends paid to stockholders	(85,284)	(76,144)
Acquisition of remaining interest in NCI	—	(5,556)
Dividends paid to NCI	—	(104)
Proceeds from exercise of options and share option plans	5,763	13,915
Payment of withholding taxes on issuance of shares	(3,860)	(9,160)
Net increase (decrease) in short-term debt	(4,176)	(9,271)
Repayment of long-term debt	(1,094,926)	(5,328)
Debt issue costs	(3,644)	(3,163)
Repayment of finance lease obligations	(7,877)	(8,445)
Net cash used in financing activities	(1,194,004)	(103,256)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	(25,620)	(7,027)
(Decrease) Increase	(847,378)	161,459
Beginning of period	1,362,452	306,895
Cash, cash equivalents, and restricted cash, end of period	$515,074	$468,354

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Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with US GAAP.

Adjusted Operating Income Reconciliation

The Company believes that adjusted operating income provides useful information about the growth or decline of its operating income for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of its normal operating results. Adjusted operating income enhances the Company’s ability to evaluate and understand ongoing operations, underlying business profitability, and facilitate the allocation of resources.

Adjusting operating income eliminates the financial impact of adjusting items from operating income, which are significant recurring and non-recurring items that the Company does not consider to be part of its normal operating results, such as share-based payments expense, acquisition-related costs, amortization of acquired intangible assets, management reorganization costs, and certain other items, which the Company refers to as “adjusting items”.

In 2021, the Company updated the calculation of adjusted operating income to add-back share-based payments expense, all acquisition-related costs (including any share-based continuing employment costs recognized in acquisition-related costs), amortization of acquired intangible assets, and gain or loss on disposition of property, plant and equipment. The Company has also adjusted for certain non-recurring advisory, legal and restructuring costs. These adjustments in 2021 have been applied retrospectively to all periods presented, as applicable.

The following table reconciles adjusted operating income to operating income, which is the most directly comparable GAAP measure in the consolidated financial statements.

	Three months ended September 30,
			% Change
(in U.S. dollars $000's, except percentages)	2022	2021	2022 over 2021
Operating income	$63,954	$53,619	19%
Share-based payments expense	8,806	5,627	56%
Acquisition-related costs	2,031	10,255	(80)%
Amortization of acquired intangible assets	8,227	6,622	24%
Loss (Gain) on disposition of property, plant and equipment and related costs	930	(1,068)	(187)%
Non-recurring advisory, legal and restructuring costs	1,494	680	120%
Adjusted operating income	$85,442	$75,735	13%

(1)	Please refer to pages 13-14 for a summary of adjusting items during the three months ended September 30, 2022 and September 30, 2021.
(2)	Adjusted operating income represents operating income excluding the effects of adjusting items.

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Adjusted Net Income Attributable to Stockholders and Diluted Adjusted EPS Attributable to Stockholders Reconciliation
The Company believes that adjusted net income attributable to stockholders provides useful information about the growth or decline of the net income attributable to stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted adjusted EPS attributable to stockholders eliminates the financial impact of adjusting items from net income attributable to stockholders that the Company does not consider to be part of the normal operating results, such as share-based payments expense, acquisition-related costs, amortization of acquired intangible assets, management reorganization costs, and certain other items, which the Company refers to as “adjusting items”.

In 2021, the Company updated the calculation of diluted adjusted EPS attributable to stockholders to add-back certain adjustments that have been applied retrospectively to all periods presented, as applicable (refer to adjusted operating income reconciliation above).

The following table reconciles adjusted net income attributable to stockholders and diluted adjusted EPS attributable to stockholders to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated financial statements.

	Three months ended September 30,
			% Change
(in U.S. dollars $000's, except share and per share data, and percentages)	2022	2021	2022 over 2021
Net income attributable to stockholders	$42,909	$32,336	33%
Share-based payments expense	8,806	5,627	56%
Acquisition-related costs	2,031	10,255	(80)%
Amortization of acquired intangible assets	8,227	6,622	24%
Loss (Gain) on disposition of property, plant and equipment and related costs	930	(1,068)	(187)%
Non-recurring advisory, legal and restructuring costs	1,494	680	120%
Related tax effects of the above	(4,544)	(4,672)	(3)%
Adjusted net income attributable to stockholders	$59,853	$49,780	20%
Weighted average number of dilutive shares outstanding	112,209,535	111,391,396	1%

Diluted earnings per share attributable to stockholders	$0.38	$0.29	31%
Diluted adjusted earnings per share attributable to Stockholders	$0.53	$0.45	18%

(1) Please refer to pages 13-14 for a summary of adjusting items for the three months ended September 30, 2022 and September 30, 2021.

(2) Adjusted net income attributable to stockholders represents net income attributable to stockholders, excluding the effects of adjusting items.

(3) Diluted adjusted EPS attributable to stockholders is calculated by dividing adjusted net income attributable to stockholders, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

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Adjusted EBITDA

The Company believes adjusted EBITDA provides useful information about the growth or decline of its net income when compared between different financial periods. The Company uses adjusted EBITDA as a key performance measure because the Company believes it facilitates operating performance comparisons from period to period and provides management with the ability to monitor its controllable incremental revenues and costs.

In 2021, the Company updated the calculation of adjusted EBITDA to add-back certain adjustments that have been applied retrospectively to all periods presented, as applicable (refer to adjusted operating income reconciliation above).

The following table reconciles adjusted EBITDA to net income, which is the most directly comparable GAAP measure in, or calculated from, the consolidated financial statements:

	Three months ended September 30,
			% Change
(in U.S. dollars $000's, except percentages)	2022	2021	2022 over 2021
Net income	$42,924	$32,357	33%
Add: depreciation and amortization	24,290	21,907	11%
Add: interest expense	9,199	8,807	4%
Less: interest income	(1,827)	(375)	387%
Add: income tax expense	14,697	13,057	13%
EBITDA	89,283	75,753	18%
Share-based payments expense	8,806	5,627	56%
Acquisition-related costs	2,031	10,255	(80)%
Loss (Gain) on disposition of property, plant and equipment and related costs	930	(1,068)	(187)%
Non-recurring advisory, legal and restructuring costs	1,494	680	120%
Adjusted EBITDA	$102,544	$91,247	12%

(1)	Please refer to pages 13-14 for a summary of adjusting items during the three months ended September 30, 2022 and September 30, 2021.
(2)	Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related costs, loss (gain) on disposition of property, plant and equipment, terminated and ongoing transaction costs, and excluding the effects of any non-recurring or unusual adjusting items.

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Adjusted Net Debt and Adjusted Net Debt/Adjusted EBITDA Reconciliation

The Company believes that comparing adjusted net debt/adjusted EBITDA on a trailing 12-month basis for different financial periods provides useful information about the performance of its operations as an indicator of the amount of time it would take to settle both the Company’s short and long-term debt. The Company does not consider this to be a measure of its liquidity, which is its ability to settle only short-term obligations, but rather a measure of how well it funds liquidity. Measures of liquidity are noted under “Liquidity and Capital Resources”.

The following table reconciles adjusted net debt to debt, adjusted EBITDA to net income, and adjusted net debt/ adjusted EBITDA to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, its consolidated financial statements.

	As at and for the twelve months ended September 30,
					% Change
(in U.S. dollars $millions, except percentages)	2022		2021		2022 over 2021
Short-term debt	$1.6		$18.5		(91)%
Long-term debt	637.3		633.7		1%
Debt	638.9		652.2		(2)%
Less: cash and cash equivalents	(438.8)		(362.6)		21%
Adjusted net debt	200.1		289.6		(31)%
Net income	$305.0		$170.2		79%
Add: depreciation and amortization	95.8		84.3		14%
Add: interest expense	58.7		35.4		66%
Less: interest income	(3.6)		(1.6)		125%
Add: income tax expense	83.4		59.3		41%
EBITDA	539.3		347.6		55%
Share-based payments expense	34.0		21.5		58%
Acquisition-related costs	29.0		22.2		31%
Loss (Gain) on disposition of property, plant and equipment and related costs	(167.9)		(1.3)		12815%
Non-recurring advisory, legal and restructuring costs	7.5		0.9		733%
Adjusted EBITDA	$441.9		$390.9		13%
Debt/net income	2.1	x	3.8	x	(45)%
Adjusted net debt/adjusted EBITDA	0.5	x	0.7	x	(29)%

(1)	Please refer to pages 13-14 for a summary of adjusting items during the trailing 12-months ended September 30, 2022 and September 30, 2021.
(2)	Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related costs, loss (gain) on disposition of property, plant and equipment, terminated and ongoing transaction costs, and excluding the effects of any non-recurring or unusual adjusting items.
(3)	Adjusted net debt is calculated by subtracting cash and cash equivalents from short and long-term debt.
(4)	Adjusted net debt/Adjusted EBITDA is calculated by dividing adjusted net debt by adjusted EBITDA.

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Adjusting Items Non-GAAP Measures

In 2021, the Company began adjusting for share-based payment expenses, amortization of acquired intangible assets and all gains or losses on disposition of property, plant and equipment, which the Company did not consider to be part of its normal operating results. These adjustments in 2021 have been applied retrospectively to all periods presented.

Adjusting items during the trailing twelve months ended September 30, 2022 were:

Recognized in the third quarter of 2022

●	$8.8 million share based payments expense.
●	$2.0 million of acquisition-related costs primarily relating to the share-based continuing employment costs for the acquisitions of Rouse and SmartEquip.
●	$8.2 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$0.9 million loss on disposition of property, plant and equipment and related costs includes a $1.3 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, offset by $0.3 million gain on disposition of property, plant and equipment in the quarter.
●	$1.5 million of non-recurring advisory, legal and restructuring costs, which include $1.1 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.3 million of severance and retention costs in connection with the restructuring of our information technology team during the first quarter of 2022 driven by our strategy to build a new digital technology platform, and $0.1 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Recognized in the second quarter of 2022

●	$13.6 million share based payments expense.
●	$3.4 million of acquisition-related costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$8.4 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$1.2 million gain on disposition of property, plant and equipment and related costs includes a $1.3 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, and $0.1 million gain on disposition of property, plant and equipment in the quarter.
●	$9.7 million loss on redemption of the 2021 Notes and certain related interest expense includes (a) $4.8 million of loss on redemption of the 2021 Notes due to a difference between the reacquisition price of the 2021 Notes and the net carrying amount of the extinguished debt (primarily the write off of the unamortized debt issuance costs), (b) $0.7 million of deferred debt issuance costs written off due to the expiry of the undrawn $205.0 million DDTL Facility in the quarter, and (c) non-recurring interest expense of $4.2 million incurred in the quarter relating to the 2021 Notes, which were redeemed as a result of the discontinued Euro Auctions acquisition in April 2022.
●	$1.1 million of non-recurring advisory, legal and restructuring costs, which include $0.6 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.3 million of severance and retention costs in connection with the restructuring of our information technology team driven by our strategy to build a new digital technology platform, and $0.2 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Recognized in the first quarter of 2022

●	$5.4 million share based payments expense.
●	$8.5 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$169.8 million gain recognized on the disposition of property, plant and equipment of which $169.1 million related to the sale of a property located in Bolton, Ontario.
●	$9.6 million of acquisition-related costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$1.3 million gain due to the change in fair value of derivatives to manage exposure to foreign currency exchange rate fluctuations on the purchase consideration for the proposed acquisition of Euro Auctions.
●	$2.3 million of non-recurring advisory, legal and restructuring costs, which include $0.9 million related to severance and retention costs in connection with the restructuring of our information technology team driven by our strategy to build a new digital technology platform, $0.5 million of terminated and ongoing transaction and legal costs relating to mergers and

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acquisition activity, $0.4 million of SOX remediation costs, and $0.6 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Recognized in the fourth quarter of 2021

●	$6.2 million share based payments expense.
●	$7.9 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$14.0 million of acquisition-related costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$0.1 million gain recognized on the disposition of property, plant and equipment
●	$1.3 million loss due to the change in fair value of derivatives to manage our exposure to foreign currency exchange rate fluctuations on the purchase consideration for the proposed acquisition of Euro Auctions.
●	$2.6 million of non-recurring advisory, legal and restructuring costs, which include $1.4 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.7 million of SOX remediation costs relating to efforts to remediate the material weaknesses identified in 2020, and $0.5 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Adjusting items during the trailing twelve months ended September 30, 2021 were:

Recognized in the third quarter of 2021

●	$5.6 million share based payments expense.
●	$6.6 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$10.3 million of acquisition-related costs related to the acquisitions of Rouse, and SmartEquip and proposed acquisition of Euro Auctions.
●	$1.1 million gain recognized on the sale of a property in Denver, Colorado.
●	$0.7 million of non-recurring advisory, legal and restructuring costs related to SOX remediation costs relating to efforts to remediate the material weaknesses identified in 2020, which has been retrospectively applied to the third quarter of 2021.

Recognized in the second quarter of 2021

●	$7.5 million share based payments expense.
●	$6.8 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$3.0 million of acquisition-related costs related to the acquisition of Rouse.
●	$0.2 million gain recognized on the disposition of property, plant and equipment
●	$0.2 million of non-recurring advisory, legal and restructuring costs related to SOX remediation costs relating to efforts to remediate the material weaknesses identified in 2020, which has been retrospectively applied to the second quarter of 2021.

Recognized in the first quarter of 2021

●	$3.8 million share based payments expense.
●	$6.6 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$2.9 million of acquisition-related costs related to the acquisition of Rouse.

Recognized in the fourth quarter of 2020

●	$4.6 million share based payments expense.
●	$5.6 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$6.0 million of acquisition-related costs related to the acquisition of Rouse.
●	$1.5 million of current income tax expense recognized related to an unfavourable adjustment to reflect final regulations published in the second quarter of 2020 regarding hybrid financing arrangements.

For further information, please contact:

Sameer Rathod | Vice President, Investor Relations and Market Intelligence

Phone: 1.510.381.7584 | Email: srathod@ritchiebros.com

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